SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 09/30/2004
FILE NUMBER 811-3826
SERIES NO.: 8

74U.     1.   Number of shares outstanding
              Class A Shares                     3,232
         2.   Number of shares outstanding of a second class of open-end company shares
              Class B Shares                     2,637
              Class C Shares                     1,048
              Class K Shares                        42
              Investor Class                    24,511


74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                   $ 29.72
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares                   $ 29.61
              Class C Shares                   $ 29.02
              Class K Shares                   $ 29.13
              Investor Class                   $ 29.87